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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-49494) pertaining to the Stock Option Agreements: the 1995 Equity Incentive Plan, the 1997 Equity Incentive Plan, the 2000 Equity Incentive Plan, and the 2000 Employee Stock Purchase Plan, the Registration Statement (Form S-8 No. 333-56654) pertaining to the Stock Option Agreements: the 2000 Equity Incentive Plan and the 2000 Employee Stock Purchase Plan, the Registration Statement (Form S-8 No. 333-77052) pertaining to the 2000 Equity Incentive Plan and the 2000 Employee Stock Purchase Plan and the Registration Statement (Form S-8 No. 333-89220) pertaining to the 2000 Employee Stock Purchase Plan of our report dated January 13, 2003, except for Note 15, as to which the date is March 25, 2003, with respect to the consolidated financial statements of Transmeta Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                                           /s/ ERNST & YOUNG LLP


San Jose, California
March 25, 2003